As filed with the Securities and Exchange Commission on May 14, 2014
Registration Number 333-181773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN POWER GROUP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940
(781) 224-2411
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Coppa
Chief Financial Officer
American Power Group Corporation
7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940
(781) 224-2411
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Carl F. Barnes, Esq.
Morse Barnes-Brown & Pendleton, P.C.
CityPoint
230 Third Street, 4th Floor
Waltham, MA 02451
(781) 622-5930

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Larger accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE
The sole purpose of this Amendment No. 1 to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-181773) (the “Registration Statement”) of American Power Group Corporation (the “Company”) is to correct a typographical error in Exhibit 23.1. No other changes have been made to the Post-Effective Amendment No. 2 to the Registration Statement.
All applicable SEC registration fees were paid at the time of the filing of the original Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$3,682.55	*
Printing and Engraving Expenses	$15,000.00
Legal Fees and Expenses	$55,000.00
Accountants’ Fees and Expenses	$35,000.00
Miscellaneous Costs	$5,000.00
Total	$103,682.55
*Previously paid.
Item 14. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.
The Registrant’s Restated Certificate of Incorporation, as amended, and By-Laws, as amended, provide for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.
The above discussion of the Registrant’s Restated Certificate of Incorporation, as amended, By-Laws, as amended, and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation, By-Laws and statute.
Item 15: Recent Sales of Unregistered Securities

During the three months ended December 31, 2013, the Registrant issued 107,041 shares of unregistered Common Stock to certain third parties as a result of warrants that were exercised.

During the three months ended December 31, 2013, the Registrant issued 144,601 shares of Common Stock to certain holders of 10% Convertible Preferred Stock in lieu of payment of cash dividends.

During the twelve months ended September 30, 2013, holders exercised warrants and options to purchase an aggregate of 1,175,000 shares of Common Stock at exercise prices ranging from $0.28 to $0.40 utilizing a cashless exercise feature resulting in the net issuance of 440,833 shares of Common Stock. In addition, a former director exercised warrants to purchase 30,000 shares of Common Stock at an exercise price of $0.32 per share.
During the fiscal years ended September 30, 2013 and 2012, the Registrant issued 663,901 and 398,194 shares of Common Stock, respectively, in lieu of cash for dividend payments to the holders of 10% Convertible Preferred Stock.
During the twelve months ended September 30, 2013, approximately 91 shares of 10% Convertible Preferred Stock were converted into 2,283,960 shares of Common Stock.
During the fiscal year ended September 30, 2012, 62.3 shares of 10% Convertible Preferred Stock were converted into 1,557,705 shares of Common Stock.
During the period beginning December 2012 and ending March 31 2013 the Company issued a total of 273.9 shares of 10% Convertible Preferred Stock and warrants to purchase 6,846,660 shares of Common Stock to investors for an aggregate investment of $2.7 million pursuant to the exercise of additional investment rights granted in connection with the Company’s April 2012 financing.
During the twelve months ended September 30, 2012, two directors and an officer agreed to accept 80,000 shares of unregistered Common Stock (valued at $39,000) in lieu of cash for certain director’s fees and wages due the individuals.
During the twelve months ended September 30, 2012, several third parties agreed to accept 83,757 shares of unregistered Common Stock (valued at $41,899) in lieu of cash for consulting fees due.
In April 2012 the Registrant issued 821.6 shares of 10% Convertible Preferred Stock to several institutional investors for gross proceeds of approximately $8.2 million. The preferred stock is convertible into Common Stock at an initial conversion price of $0.40 per share and the investors also received five-year warrants to purchase a number of shares of Common Stock equal to the number of shares into which the preferred stock is convertible, exercisable at $0.50 per share. The investors have the right, exercisable at any time before March 31, 2013, to invest up to $2.7 million to buy additional shares of preferred stock and warrants under the same terms.
During the three months ended June 30, 2012, the Registrant issued 5,469 shares of our unregistered Common Stock to a consultant for services rendered.
During the three months ended June 30, 2012, the Registrant issued 6,840,953 shares of unregistered Common Stock to holders of certain convertible debentures upon the conversion of principal and accrued interest under the debentures.
During May and June 2012, the Registrant issued 79,000 shares of our unregistered Common Stock to two former directors upon exercise of stock options.
On May 1, 2012, the Registrant issued 25,000 shares of unregistered Common Stock as restricted stock awards to a new director.
During the three months ended March 31, 2012, the Registrant issued 21,321 shares of unregistered Common Stock valued at $15,000 to consultants and an employee for services rendered.
During the three months ended March 31, 2012, the Registrant issued 10% promissory notes for gross proceeds of $678,000. The principal amount of such notes is convertible into 1,445,666 shares of Common Stock. In connection with the issuance of such notes, the Registrant also issued warrants to purchase additional shares of Common Stock.
In January 2012, the Registrant issued 22,222 shares of unregistered Common Stock valued at $6,222 to an employee upon exercise of stock options.
In January 2012, the Registrant issued 20,000 shares of its Common Stock, valued at $9,000, to an officer in consideration of services rendered.
During the three months ended December 31, 2011, the Registrant issued 166,967 shares of unregistered Common Stock valued at $80,399 to consultants and a strategic financial advisor for services rendered.
During the three months ended December 30, 2011, the Registrant issued 10% promissory notes for gross proceeds of $507,000. The principal amount of such notes is convertible into 1,138,016 shares of Common Stock. In connection with the issuance of such notes, the Registrant also issued warrants to purchase additional shares of Common Stock.
On November 3, 2011, the Registrant issued 153,241 shares unregistered Common Stock valued at $90,411 to holders of certain convertible notes payable in lieu of cash for interest payments due the note holders.
In October 2011, the Registrant issued 421,750 shares of unregistered Common Stock valued at $210,857 to holders of $843,500 in notes payable (including $343,500 due related parties) in consideration for their agreement to extend the maturity of those notes.
In October 2011, the Registrant issued 60,000 shares of its Common Stock, valued at $30,000, to two directors in consideration of services rendered.

During the three months ended June 30, 2011, the Registrant issued 140,888 shares of unregistered Common Stock valued at $32,500 to a consultant and employee upon exercise of stock options and warrants.
During the three months ended June 30, 2011, the Registrant issued 10% promissory notes for gross proceeds of $1,350,000. The principal amount of such notes is convertible into 2,288,136 shares of our Common Stock. In connection with the issuance of such notes, the Registrant also issued warrants to purchase additional shares of Common Stock.
In February and March 2011, the Registrant issued its 12% unsecured, six-month promissory notes for gross proceeds of $270,000 to several accredited investors, including a director of the Registrant. The Registrant also issued 135,000 shares of its Common Stock to purchasers of such notes.
Between October 2010 and March 2011, the Registrant issued its 10% unsecured convertible promissory notes for gross proceeds of $500,000 to several accredited investors. The notes are payable 24 months after issuance and are convertible, at any time after six months from issuance, into shares of the Registrant’s Common Stock at a conversion price of 85% of the closing price of the Common Stock on the day the notes were issued.
In February 2011, the Registrant issued 41,668 shares of its Common Stock, valued at $16,667, to two directors in consideration of services rendered.
In January 2011, the Registrant issued an aggregate of 108,667 shares of its Common Stock, valued at $36,900, to an officer and several directors upon the exercise of stock options.
In November 2010, pursuant to credit agreements entered into effective November 9, 2010, the Registrant issued to a bank, as additional collateral under the credit agreements, 2,000,000 shares of its Common Stock.
In September and October 2010, the Registrant issued its 12% unsecured, six-month promissory notes for gross proceeds of $573,500 to several accredited investors, including a director and an officer of the Registrant. The Registrant also issued 286,750 shares of its Common Stock to purchasers of such notes and 25,000 additional shares as a placement fee. In consideration of amendments to those notes, in March 2011, the Registrant issued 286,750 additional shares of Common Stock to the holders of such notes.
In September 2010, the Registrant issued 25,000 shares of its Common Stock, valued at $12,500, to a director in consideration of services rendered.
In March 2010, the Registrant issued 36,000 shares of its Common Stock, valued at $12,300, to a director upon the exercise of stock options.
The Registrant grants options to purchase shares of its Common Stock from time to time to its directors, officers and employees under its 1996 Non-Employee Director Stock Option Plan and its 2005 Stock Option Plan.
All of the above-described issuances were exempt from registration pursuant to Section 4(2) of the Securities Act, as transactions not involving a public offering.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

2.1 (1)	Asset Purchase Agreement dated as of June 13, 2011, between Green Tech Products, Inc. and Irish Knight Holdings, L.L.C.
2.2 (2)	Promissory Note dated August 1, 2011, issued by Irish Knight Holdings, L.L.C.
2.3 (2)	Indemnification Agreement dated August 1, 2011, between GreenMan Technologies, Inc. and Timothy Mahoney
2.4 (3)	Exclusive Patent License Agreement dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and M & R Development, Inc. (formerly known as American Power Group, Inc.)

2.5 (4)
Amendment No. 2 dated June 30, 2011, to Exclusive Patent License dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and M & R Development, Inc. (formerly known as American Power Group, Inc.)

2.6 (5)
Amendment No. 3 dated April 27, 2012, to Exclusive Patent License dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and M & R Development, Inc. (formerly known as American Power Group, Inc.)

2.7 (6)
Amended and Restated Promissory Note dated as of December 1, 2009, in the principal amount of $800,000, issued by M & R Development, Inc. (formerly known as American Power Group, Inc.) to American Power Group (formerly known as GreenMan Alternative Energy, Inc.)

2.8 (5)
Amendment No. 1 dated April 27, 2012, to Amended and Restated Promissory Note dated as of December 1, 2009, issued by M & R Development, Inc. (formerly known as American Power Group, Inc.) to American Power Group, Inc. (formerly known as GreenMan Alternative Energy, Inc.)

3.1 (7)	Restated Certificate of Incorporation of GreenMan Technologies, Inc., as amended
3.2 (6)	By-laws of GreenMan Technologies, Inc.
4.1 (8)	Specimen certificate for Common Stock of GreenMan Technologies, Inc.
5.1 (23)	Opinion of Morse, Barnes-Brown & Pendleton, P.C.
10.1 (9)	Employment Agreement dated April 1, 2003, between GreenMan Technologies, Inc. and Maurice E. Needham ***
10.2 (10)	Employment Agreement dated April 12, 2006, between GreenMan Technologies, Inc. and Lyle E. Jensen ***
10.3 (11)	Addendum dated January 30, 2008, to the Employment Agreement dated April 12, 2006, between GreenMan Technologies, Inc. and Lyle E. Jensen ***
10.4 (12)	Employment Agreement dated June 1, 1999, between GreenMan Technologies, Inc. and Charles E. Coppa ***
10.5 (11)	Addendum dated January 30, 2008, to the Employment Agreement dated June 1, 1999, between GreenMan Technologies, Inc. and Charles E. Coppa ***
10.6 (13)	Consulting Agreement dated November 18, 2008, between Coastal International, Inc. and GreenMan Technologies, Inc.
10.7 (8)	1993 Stock Option Plan***
10.8 (14)	2005 Stock Option Plan, as amended***
10.9 (8)	Form of confidentiality and non-disclosure agreement for executive employees
10.10 (15)	Lease Agreement dated April 2, 2001, between WTN Realty Trust and GreenMan Technologies of Georgia, Inc.
10.11 (27)	Amendment No. 1, dated February 28, 2006, to Lease Agreement dated April 2, 2001, between GreenMan Technologies of Georgia, Inc. and Mart Management, Inc.
10.12 (16)	Commercial Loan Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.13 (16)	Asset Based Financing Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.14 (16)	Promissory Note dated as of November 9, 2010, issued by American Power Group, Inc. in favor of Iowa State Bank
10.15 (16)	Commercial Security Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.16 (16)	Guaranty dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank
10.17 (16)	Assignment of Deposit or Share Account dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank
10.18 (17)	Change in Terms Agreement, dated as of December 19, 2011, between American Power Group, Inc. and Iowa State Bank with regard to a $2,000,000 line of credit

10.19 (17)	Change in Terms Agreement, dated as of December 19, 2011, between American Power Group, Inc. and Iowa State Bank with regard to a $250,000 promissory note
10.20 (18)	Stock Transfer Agreement, dated as of December 19, 2011, between GreenMan Technologies, Inc. and Iowa State Bank
10.21 (19)	Change in Terms Agreement, dated April 3, 2012, between American Power Group, Inc. and Iowa State Bank with regard to a $2,000,000 line of credit
10. 22 (19)	Change in Terms Agreement, dated April 3, 2012, between American Power Group, Inc. and Iowa State Bank with regard to a $250,000 promissory note
10.23 (5)	Business Loan Agreement, dated as of April 25, 2012, between American Power Group, Inc. and Iowa State Bank with regard to a $2,250,000 line of credit
10.24 (5)	Promissory Note dated as of April 25, 2012, issued by American Power Group, Inc. in favor of Iowa State Bank
10.25 (26)	Change in Terms Agreement, dated December 12, 2012, between American Power Group, Inc. and Iowa State Bank with regard to a $2,250,000 line of credit
10.26 (28)	Business Loan Agreement, dated December 19, 2013, between American Power Group, Inc. and Iowa State Bank with regard to a $2,500,000 line of credit
10.27 (28)	Promissory Note dated as of December 19, 2013, issued by American Power Group, Inc. in favor of Iowa State Bank
10.28 (20)	Subscription Agreement dated September 17, 2010, between Dr. Allen Kahn and GreenMan Technologies, Inc.
10.29 (20)	Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Dr. Allen Kahn
10.30 (21)	Extension Agreement dated March 11, 2011, between GreenMan Technologies, Inc. and Dr. Allen Kahn, with respect to an unsecured promissory note
10.31 (18)	Extension Agreement dated October 27, 2011, between GreenMan Technologies, Inc. and Dr. Allen Kahn, with respect to an unsecured promissory note
10.32 (5)	Amendment No. 1 dated April 27, 2012, to Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Dr. Allen Kahn
10.33 (20)	Subscription Agreement dated September 17, 2010, between Charles E. Coppa and GreenMan Technologies, Inc.
10.34 (20)	Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Charles E. Coppa
10.35 (21)	Extension Agreement dated March 11, 2011, between GreenMan Technologies, Inc. and Charles Coppa, with respect to an unsecured promissory note
10.36 (18)	Extension Agreement dated October 27, 2011, between GreenMan Technologies, Inc. and Charles Coppa, with respect to an unsecured promissory note
10.37 (5)	Amendment No. 1 dated April 27, 2012, to Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Charles E. Coppa
10.38 (21)	Subscription Agreement dated February 11, 2011, between Lew Boyd and GreenMan Technologies, Inc.
10.39 (21)	Unsecured Promissory Note dated as of February 11, 2011, issued by GreenMan Technologies, Inc. in favor of Lew Boyd
10.40 (18)	Extension Agreement dated October 27, 2011, between GreenMan Technologies, Inc. and Lew Boyd, with respect to an unsecured promissory note
10.41 (18)	Promissory Note dated October 12, 2011 between American Power Group, Inc. and Lyle Jensen
10.42 (18)	Extension Agreement dated November 27, 2011 between American Power Group, Inc. and Lyle Jensen
10.43 (5)	Amendment No. 1 dated April 27, 2012, to Promissory Note dated as of October 12, 2011, issued by GreenMan Technologies, Inc. in favor of Lyle Jensen
10.44 (22)	Form of Subscription Agreement between GreenMan Technologies, Inc. and certain investors, with respect to convertible promissory notes and warrants issued in April 2011

10.45 (22)	Form of Convertible Promissory Note issued by GreenMan Technologies, Inc. in April 2011
10.46 (22)	Form of Common Stock Purchase Warrant issued by GreenMan Technologies, Inc. in April 2011
10.47 (22)	Form of Registration Rights Agreement between GreenMan Technologies, Inc. and the purchasers of certain convertible promissory note and warrants
10.48 (18)	Form of Convertible Promissory Note issued by GreenMan Technologies, Inc. in November 2011
10.49 (18)	Form of Common Stock Purchase Warrant issued by GreenMan Technologies, Inc. in November 2011
10.50 (18)	Form of Registration Rights Agreement between GreenMan Technologies, Inc. and the purchasers of certain convertible promissory note and warrants
10.51 (23)	Securities Purchase Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012
10.52 (5)	Form of Warrant issued to investors named in the Securities Purchase Agreement, dated April 30, 2012
10.53 (5)	Form of Additional Investment Right, dated April 30, 2012
10.54 (23)	Registration Rights Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012
10.55 (23)	Voting Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012
10.56 (23)	Form of Warrant issued to the placement agent in connection with the private placement of April 30, 2012
10.57 (24)	National Distributor and Master Marketing Agreement between American Power Group, Inc. and WheelTime Network LLC, dated as of November 27, 2012
10.58 (24)	Common Stock Purchase Warrant issued to WheelTime Network LLC, dated November 27, 2012
10.59 (25)	Lease - Business Property dated May 1, 2012, between M & R Development, Inc. and American Power Group, Inc.
21.1 (6)	List of All Subsidiaries
23.1*	Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.
23.2(23)	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page of the initial filing)
101**
The following financial information from the Annual Financial Report on Form 10-K of American Power Group Corporation for the fiscal year ended September 30, 2013, formatted in XBRL (eXtensible Business Reporting Language): (1) Consolidated Balance Sheets as of September 30, 2013 and September 30, 2012; (2) Consolidated Statements of Operations for fiscal years ended September 30, 2013 and September 30, 2012; (3) Consolidated Statements of Changes in Stockholders’ (Deficit) Equity for the fiscal years ended September 30, 2013 and 2012; (4) Consolidated Statements of Cash Flows for the twelve months ended September 30, 2013 and September 30, 2012; and (5) Notes to Consolidated Financial Statements

The following financial information from the Quarterly Financial Report on Form 10-Q of American Power Group Corporation for the fiscal quarter ended December 31, 2013, formatted in XBRL (eXtensible Business Reporting Language): (1) Consolidated Balance Sheets as of December 31, 2013 and September 30, 2013; (2) Consolidated Statements of Operations for the three months ended December 31, 2013 and December 31, 2012; (3) Consolidated Statements of Changes in Stockholders’ (Deficit) Equity for the three months ended December 31, 2013; (4) Consolidated Statements of Cash Flows for the three months ended December 31, 2013 and December 31, 2012; and (5) Notes to Consolidated Financial Statements

________________________

(1)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated June 13, 2011 and filed June 15, 2011, and incorporated herein by reference.

(2)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated July 29, 2011 and filed August 4, 2011, and incorporated herein by reference.

(3)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated June 17, 2009 and filed June 23, 2009, and incorporated herein by reference.

(4)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated June 30, 2011 and filed June July 7, 2011, and incorporated herein by reference.

(5)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated April 25, 2011 and filed May 2, 2012, and incorporated herein by reference.

(6)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-K for the Fiscal Year Ended September 30, 2011 and incorporated herein by reference.

(7)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended March 31, 2012 and incorporated herein by reference.

(8)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Registration Statement on Form SB-2 No. 33-86138 and incorporated herein by reference.

(9)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-KSB for the Fiscal Year Ended September 30, 2003 and incorporated herein by reference.

(10)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated April 12, 2006 and filed April 17, 2006, and incorporated herein by reference.

(11)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated January 28, 2008 and filed January 31, 2008, and incorporated herein by reference.

(12)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended December 31, 2000 and incorporated herein by reference.

(13)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended December 31, 2008 and incorporated herein by reference.

(14)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended March 31, 2010 and incorporated herein by reference.

(15)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended June 30, 2001 and incorporated herein by reference.

(16)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated November 9, 2010 and filed November 15, 2010, and incorporated herein by reference.
(17) Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated December 19, 2011 and filed December 23, 2011, and incorporated herein by reference.

(18)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended December 31, 2011 and incorporated herein by reference.

(19)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated April 3, 2012 and filed April 5, 2012, and incorporated herein by reference.

(20)	Filed as an Exhibit to GreenMan Technology’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and incorporated herein by reference.

(21)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Registration Statement on Form S-1, No. 333-173264, and incorporated herein by reference.

(22)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter ended March 31, 2011.
(23) Filed as an Exhibit to Amendment No. 1 to GreenMan Technologies, Inc.'s Registration Statement on Form S-1/A, No. 333-181773, and incorporated herein by reference.
(24) Filed as an Exhibit to American Power Group Corporation's Form 8-K dated November 27, 2012 and filed November 29, 2012, and incorporated herein by reference.

(25)	Filed as an Exhibit to American Power Group Corporation's Form 10-K for the Year ended September 30, 2012.
(26) Filed as an Exhibit to American Power Group Corporation’s Form 8-K dated December 12, 2012 and filed December 17, 2012, and incorporated herein by reference.
(27) Filed as an Exhibit to American Power Group Corporation’s Form 8-K dated February 17, 2006 and filed March 6, 2006, and incorporated herein by reference.
(28) Filed as an Exhibit to American Power Group Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and incorporated herein by reference.

*	Filed herewith

†	To be filed by amendment.
**In accordance with Rule 406T of Regulation S-T, the XBRL-related information in Exhibit 101 to this registration statement is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 and 12 of the Securities Act, is deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise is not subject to liability under these sections, is not part of any registration statement or prospectus to which it relates and is not incorporated by reference into any registration statement, prospectus or other document.
*** Indicates a management contract or compensatory plan or arrangement.
Item 17. Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynnfield, Commonwealth of Massachusetts, on this 14th day of May, 2014.

AMERICAN POWER GROUP CORPORATION

Date: May 14, 2014	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 14, 2014	By:	*
Maurice Needham
Chairman of Board of Directors

Date: May 14, 2014	By:	*
Lyle Jensen
Director, Chief Executive Officer, President
(Principal Executive Officer)

Date: May 14, 2014	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: May 14, 2014	By:	*
Lew F. Boyd
Director

Date: May 14, 2014	By:	*
Neil Braverman
Director

Date: May 14, 2014	By:
Raymond L.M. Wong
Director
Date: May 14, 2014	By:	*
Jamie Weston
Director

* By: /s/ Charles E. Coppa
Charles E. Coppa
Attorney-in-Fact